EXHIBIT 10(e)




                                  March 1, 1998



   Regency Realty Corporation
   121 West Forsyth Street, Suite 200
   Jacksonville, Florida  32202

        Re:  Partnership Units and Shares of Common Stock

   Ladies and Gentlemen:

        The undersigned, Midland Development Group, Inc. and Regency Realty Corporation, a Florida corporation ("Regency"), among others, have entered into a Contribution Agreement, dated January 12, 1998 (the "Contribution Agreement"), regarding the contribution to Regency Centers, L.P., a Delaware limited partnership (the "Partnership"), of (a) cash by Regency, and (b) shopping center properties and other assets by the Contributors. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Contribution Agreement or the Redemption Agreement. Pursuant to the terms of the Contribution Agreement, the undersigned is receiving Units (including Additional Units) which may be redeemed for Shares of Common Stock pursuant to the terms of the Partnership Agreement.

        In consideration of the foregoing, the undersigned hereby agrees that for a period of one year from the First Closing Date, he will not, without the express written consent of Regency or except as provided below,
   (i) offer for sale, sell, transfer, give, pledge (except as contemplated by the Contribution Agreement), assign, irrevocably hypothecate or otherwise dispose of, directly or indirectly, any of the Units, or enter into any contract, option or other agreement or understanding regarding the same, other than a pledge pursuant to a bona fide hedging transaction (collectively, a "Transfer"), or (ii) exercise a Redemption Right with respect to any Units issued at the First Closing or any Subsequent Closing other than Units as to which the undersigned elects a First Closing Redemption in accordance with the Contribution Agreement or is required to redeem pursuant to the Redemption Agreement (the "Retained Units"). In addition, the undersigned agrees that during any three-month period during the two years ending on the third anniversary date of the First Closing, without the express written consent of Regency or except as provided below, he will neither Transfer nor exercise a Redemption Right with respect to such number of Units, which together in the aggregate are greater than the number arrived at by multiplying 12.5% times the Base Amount. "Base Amount" equals the sum of the number of Retained Units and the number of Units ("Retained Additional Units") issued to the undersigned at any Subsequent Closing other than Units which are subject to a Mandatory Subsequent Closing Redemption.

        Nothing herein shall prevent the undersigned from making a Transfer (a "Permitted Transfer") to an Affiliate, a member of the undersigned's Immediate Family or a charitable trust, provided that such transferee agrees in writing to be bound by the provisions of this Agreement. Immediate Family means the undersigned's spouse, parents, descendants, nephews, nieces, brothers and sisters and trusts for the benefit of any of the foregoing. In order to effect any Permitted Transfer, the undersigned must deliver to Regency a duly executed copy of the instrument making such Permitted Transfer within 10 days after such Permitted Transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of this Agreement and represent that such assignment was made in accordance with all applicable laws and regulations.

        In addition, the foregoing restrictions shall not prohibit the undersigned from exercising Redemption Rights with respect to Units at any time prior to the third anniversary of the First Closing to the extent that (i) the Partnership disposes of a Property, (ii) the undersigned is required to pay tax prior to such anniversary date as a result of such sale, and (iii) the net proceeds (after brokerage commissions) from the sale of Shares issued upon such exercise pursuant to this paragraph do not exceed the sum of (i) such tax liability plus (ii) the tax liability incurred with respect to the sale of such Shares.

        The foregoing agreements shall be binding on the undersigned and the undersigned's respective heirs, personal representatives, successors and permitted assigns. The foregoing agreements shall apply to Units beneficially owned by the undersigned over which the undersigned has investment power as well as to Units owned by the undersigned in the undersigned's own name.


                                      Very truly yours,


                                      /s/ Lee S. Wielansky

                                      Lee S. Wielansky